Exhibit 99.1

Telomir Announces Peer-Reviewed Publication Demonstrating Telomir-Zn Suppresses Tumor Growth in TNBC and Prostate Cancer Models

Iron-Rescue Experiments Confirm Iron-Dependent Mechanism. Tumor Suppressor Gene Reactivation and Anti-Tumor and Anti-Metastatic Activity Across Multiple Models.

MIAMI, Aug. 10, 2026 (GLOBE NEWSWIRE) -- Telomir Pharmaceuticals, Inc. (NASDAQ:TELO), a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic drivers of cancer, today announced the peer-reviewed publication of preclinical data of Telomir-Zn suppressing tumor growth in prostate and triple-negative breast cancer (TNBC) models through selective modulation of intracellular iron and copper.

The manuscript, titled “Telomir-Zn Modulates Intracellular Iron and Copper to Inhibit JmjC Histone Demethylases and Suppress Tumor Growth in Prostate and Triple-Negative Breast Cancer,” has been published in the Journal of Oncology Research and Therapy, Volume 11, Issue 3. These preclinical findings provide the scientific foundation supporting advancement of Telomir-Zn toward the Company’s planned Phase 1/2 clinical trial in TNBC.

Publication Highlights

KDM Inhibition: The Target at the Core

Histone demethylases, or KDMs, specifically the KDM2, KDM5, and KDM6 families, are often overexpressed in aggressive cancers, where they can promote tumorigenesis by either silencing tumor-suppressor genes or activating oncogenic programs, depending on their substrate specificity and cellular context. Telomir-Zn targets these KDM enzymes by depleting the intracellular iron they require for catalytic activity. This study demonstrates that this KDM-targeting approach translates to meaningful anti-cancer activity.

Iron-Dependent Mechanism Proved

The study’s most critical finding was direct proof that Telomir-Zn’s anti-cancer activity depends on iron depletion. When researchers added iron back to treated TNBC cells, the compound’s killing effect was significantly reversed. This iron-rescue result eliminates alternative explanations and demonstrates the mechanism is real and specific, not a general toxin or off-target effect.

Selective Targeting of Cancer Over Normal Cells

Telomir-Zn killed iron-dependent TNBC cancer cells at low concentrations while leaving normal cells unharmed at concentrations more than 50-fold higher. This selectivity window demonstrates the compound preferentially targets cancer cells with elevated iron dependence, a hallmark of aggressive malignancies like TNBC.

Tumor Suppressor Gene Reactivation

In a prostate cancer model, oral Telomir-Zn suppressed tumor growth and reactivated silenced tumor-suppressor genes (STAT1, GSTP1, RASSF1A, CDKN2A, and MASPIN). In TNBC and prostate cancer, both elevated KDM activity and abnormal DNA methylation can silence tumor-suppressor genes through distinct but complementary epigenetic mechanisms. The compound works through an upstream mechanism distinct from approved drugs that target downstream epigenetic machinery.

Anti-Tumor and Anti-Metastatic Activity

In TNBC human xenograft models, Telomir-Zn reduced primary tumor size across several cell lines. In HCC1806 xenografts, the compound also significantly reduced metastatic dissemination, a critical finding, as most TNBC patients die from spread disease, not the primary tumor. In BT-549 xenografts, Telomir-Zn combined with paclitaxel produced significantly greater tumor reduction than either drug alone, a finding that suggests potential for combination therapy approaches in the clinic and positions Telomir-Zn as both a monotherapy and a chemotherapy partner. Notably, MDA-MB-231 xenografts did not respond, indicating heterogeneous sensitivity based on tumor-specific iron-metabolism features. It tells us that in the future we could be able to stratify patients based on personalized iron-handling signatures and potentially enrich for responders in future clinical development.

Why This Matters for Clinical Development

Triple-negative breast cancer remains a significant clinical challenge. Most patients receive chemotherapy as a backbone, with limited options for targeted or precision-based approaches. Current approved therapies and those in development address symptoms of epigenetic dysregulation but do not target the underlying metabolic drivers, specifically, the dysregulated iron homeostasis that fuels overactive KDM enzymes in iron-addicted cancers.

This publication establishes dysregulated KDM-driven epigenetic silencing as a fundamental cancer vulnerability that can be targeted through selective iron modulation. Unlike conventional epigenetic drugs that broadly inhibit methylation-modifying enzymes (DNMT or HDAC inhibitors), Telomir-Zn targets the upstream metabolic dependency, excess intracellular iron, that fuels KDM overactivity. By depleting labile iron and disabling KDM enzymes, the compound disrupts epigenetic silencing at its root, enabling tumor-suppressor reactivation. This mechanistically distinct approach addresses a therapeutic gap in the current TNBC treatment landscape.

The iron-rescue experiments provide the strongest possible proof that this mechanism is real and specific, enabling clinical strategies for patient selection based on iron-metabolism biomarkers. The preclinical anti-metastatic activity in HCC1806 xenografts is particularly noteworthy, as it suggests potential to address both primary tumor control and disseminated disease, a key unmet need in TNBC.

Management Commentary

“In several cancer types, cancer cells silence critical tumor-suppressor genes through abnormal DNA methylation, essentially turning off the cell’s brakes,” said Dr. Itzchak Angel, Chief Scientific Advisor of Telomir. “Overactive KDM enzymes also play a role as important drivers of this epigenetic silencing. Current TNBC treatments address downstream consequences of this dysregulation but do not target the KDM-driven mechanism itself. Our data implicates that by reversing the abnormal methylation and by KDM inhibition, Telomir-Zn can reactivate these silenced tumor-suppressor genes, promoting cell killing. We’re seeing tumor suppression and, in some models, reduced metastatic spread. This is a mechanistically different approach to TNBC, and we believe it addresses a fundamental vulnerability that existing therapies don’t. We’re encouraged by the preclinical evidence and eager to test it in patients.”

“Triple-negative breast cancer represents one of oncology’s most significant unmet needs,” said Erez Aminov, CEO of Telomir. “Most patients with advanced disease have limited treatment options and poor survival outcomes. We’re excited to advance Telomir-Zn into our Phase 1/2 program under our active IND to test whether this approach can meaningfully improve outcomes for TNBC patients.”

About Telomir Pharmaceuticals

Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) is a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic pathways implicated in cancer. The Company’s lead program, Telomir-Zn, is designed to modulate intracellular metal homeostasis and epigenetic regulation and has received Investigational New Drug (IND) clearance from the U.S. Food and Drug Administration for a Phase 1/2 clinical trial in patients with advanced or metastatic triple-negative breast cancer. For more information, please visit https://telomirpharma.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words.

Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, clinical utility, market opportunity, and future development of Telomir-1 (Telomir-Zn) and the Company’s other product candidates. Forward-looking statements may also include statements regarding the significance of the published preclinical findings, the relevance of such findings to the Company’s oncology development programs, the advancement of the Company’s Phase 1/2 TNBC clinical trial, and the potential applicability of Telomir-Zn across multiple disease areas.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website, for a discussion of these and other risks and uncertainties.

Contact Information

Krystina Quintana

Email: info@telomirpharma.com

Phone: (786) 396-6723